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EXHIBIT 99.3

                                    EXHIBIT B

                                     FORM OF
                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

U.S [$____________]                                   Santa Barbara, California
                                                                  March 1, 2002


         FOR VALUE RECEIVED, THE PLASTIC SURGERY COMPANY, a Georgia corporation (hereinafter referred to as "Obligor"), promises to pay to [_________________________] (hereinafter referred to as "Holder"), the principal sum of [___________________________________________ ($__________)], which shall accrue at a rate of 5% per annum from the date hereof, on the principal sum of this Note from time to time outstanding. This Note shall be payable in monthly installments of interest only on the first day of each month commencing on April 1, 2002. On August 28, 2002 (the "Maturity Date"), the Obligor shall pay to the Holder [_________________________________ ($__________)] to reduce the principal of this Note (the "Cash Payment") and the remaining balance of the principal and any unpaid interest then outstanding shall be converted into common stock of the Obligor as provided by Section 6 of this Note.

         Except as otherwise provided in this Note, any payments on this Note shall be made in lawful money of the United States of America, and all notices by Obligor to the Holder shall be sent by first class mail and if so sent shall be deemed received by Holder seventy-two (72) hours after being deposited in the U.S. mails provided that it is mailed by certified mail, return receipt requested, and postage prepaid and properly addressed to Holder, at [___________________________________________], or at such other place, in the
United States, as the Holder shall designate in writing to the Obligor from time to time hereafter.

         1. SERIES AND DENOMINATIONS. This Note is one of a series of unsecured convertible promissory notes in the aggregate principal amount of One Million Ninety-Three Thousand Eight Hundred Thirty-Three Dollars and Nineteen Cents ($1,093,833.19) (the "Convertible Notes") issued under and pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated November 15, 2000, as amended, by and among the Obligor, the Florida Center, the Holder, and the holders of the other Convertible Notes. This Note and each of the other Convertible Notes were subsequently amended and restated on March 1, 2002 pursuant to the terms of that certain Loan Agreement dated December 31, 2001 (the "Loan Agreement").

         2. PARI PASSU STATUS. Any payment of principal of and interest on this Note shall rank pari passu with the other Convertible Notes. Any such payment on this Note and the other Convertible Notes shall be made on a pro rata basis as applied to the principal and interest under this Note and the other Convertible Notes and no such note shall be paid in full at any time prior to the payment in full of this Note or any of the other Convertible Notes.

         3. NATURE OF NOTE; USURY. The Obligor acknowledges that this Note evidences purchase money indebtedness arising out of a business transaction. In no event and upon no contingency shall Obligor be required to pay interest on this Note in excess of the maximum rate allowed by law. It is the intention of the parties hereto to conform strictly to the usury laws now in force that would

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apply to this Note. Accordingly, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, it is agreed that all charges that constitute interest that are contracted for, chargeable or receivable under this Note or otherwise in connection with this transaction shall, under no circumstances, exceed the maximum amount of interest permitted by law, and any excess shall be deemed a mistake in calculation and canceled automatically and, if theretofore paid, shall be, at the Holder's election, either refunded to Obligor or credited on the unpaid principal of this Note.

         4. PREPAYMENTS AND APPLICATION OF PAYMENTS. This Note may be prepaid in whole or in part without notice, premium or penalty. Partial prepayments shall be applied to the installment payments of principal and interest hereunder in the chronological order in which they come due until this Note is paid in full. Any prepayments made hereunder, shall be credited first to accrued and unpaid interest payable on the principal balance of this Note from time to time outstanding and then to the reduction of principal.

         5. EVENTS OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Holders of this Note shall be entitled, by written notice to the Obligor, to declare this Note to be, and upon such declaration this Note shall be and become immediately due and payable, in addition to any other rights or remedies they may have under the laws of the State of Florida. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) PAYMENT OF NOTE. Obligor shall fail to pay any principal or interest owing on this Note within ten (10) days after the due date of such payment.

                  (b) BREACH OF COVENANTS. Obligor shall fail or neglect to perform, keep or observe any covenant or obligation of Obligor contained in this Note (other than failure to pay principal or interest of this Note which is dealt with specifically in Paragraph 5(a) above), the Stock Purchase Agreement or the Loan Agreement and the breach of any such covenant or obligation is not cured within forty-five (45) days after Obligor's receipt of notice of such breach from Holders.

                  (c) INSOLVENCY, ETC. Obligor shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary for all or substantially all of its assets, or any petition for an order for relief shall be filed by or against Obligor under any applicable bankruptcy law, and such appointment or proceeding, as the case may be, is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after such appointment or the commencement of such proceeding (as the case may be).

         6. AUTOMATIC CONVERSION.

                  (a) If the Maturity Date occurs prior to the payment in full of this Note and Obligor makes the Cash Payment, the entire remaining balance of the principal then outstanding of this Note after the Cash Payment (the "Convertible Amount") shall automatically convert into a number of shares of common stock of Obligor (the "Conversion Shares") equal to the result obtained by dividing the Convertible Amount by $0.59, which is the average closing price per share as quoted on the American Stock Exchange for the five trading days ending one day prior to the date of the Loan Agreement.

                  (b) No later than ten (10) days prior to the Maturity Date, the Holder must cause the original of this Note to be delivered to Obligor. As soon as practicable after the Maturity date, Obligor shall cause its transfer agent to mail to Holder a stock certificate or certificates representing the Conversion Shares.

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                  (c) Concurrently with the delivery of this Note to the Obligor for conversion, the Holder shall execute and deliver to the Obligor a letter agreement in form and substance satisfactory to Obligor, confirming that the Holder is acquiring the Conversion Shares for her own account and for investment and not with a view to the resale or distribution thereof and agreeing to comply with restrictions on transferability of the Conversion Shares imposed by applicable federal and state securities laws.

         7. COSTS AND EXPENSES OF COLLECTION. If this Note is collected by or through an attorney at law, Obligor shall pay all of the Holder's reasonably incurred costs of collection, including, without limitation, Holder's reasonable attorneys' fees.

         8. WAIVERS BY OBLIGOR. Except as otherwise provided elsewhere in this Note, Obligor waives presentment for payment, protest, notice of dishonor and protest and consents to any extensions of time with respect to any payment due under this Note, and to the addition or release of any party. No waiver of any payment under this Note shall operate as a waiver of any other payment.

         9. EFFECT OF DELAY OR WAIVER BY HOLDER. No delay or failure of the Holder of this Note in the exercise of any rights or remedy provided for hereunder shall be deemed a waiver of any other right or remedy which the Holder may have.

         10. NOTICES TO OBLIGOR. Any notice or demand to the Obligor shall be by First Class Mail, addressed to Obligor, The Plastic Surgery Company, 509 E. Montecito Street, Santa Barbara, CA 93101, Attention: President, or such other address as may be designated in writing by Obligor to the Holder and shall be deemed to have been received seventy-two (72) hours after its deposit, postage-prepaid, with the United States Postal Service.

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         11. GOVERNING LAW/HEADINGS. Obligor and Holder have agreed that, notwithstanding any laws to the contrary of any jurisdiction in which this Note is sought to be construed or enforced, this Note shall be governed by, construed according to and enforced under the internal laws of the state of Florida, without regard to its choice of laws, to the same extent as if this Note had been made, the obligations of the Obligor hereunder were to be performed, and Holder received the payments due it hereunder, entirely in the state of Florida. The Paragraph headings in this Note are for convenience of reference only and shall not be considered in, nor shall they affect, the interpretation or application of any of the provisions of this Note.

                                          OBLIGOR:

                                          The Plastic Surgery Company,
                                          a Georgia corporation


                                          By:
                                             -----------------------------------

                                          Print Name:
                                                     ---------------------------

                                          Title:
                                                --------------------------------

ACCEPTED and AGREED to this 1st day of March, 2002:



By:________________________________

         [_________________]


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